As filed with the Securities and Exchange Commission on August 10, 2018

Registration No. 333-169338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Williams Partners Long-Term Incentive Plan

(Full title of plan)

Delaware	20-2485124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Lane Wilson

General Counsel

WPZ GP LLC

One Williams Center, Suite 4900

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202-2642

(303) 298-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-169338 filed on Form S-8 (the “Registration Statement”) by the Registrant with the Securities and Exchange Commission on September 13, 2010, which registered 3,500,000 common units representing limited partner interests of the Registrant issuable pursuant to the Williams Partners Long-Term Incentive Plan (f/k/a the “Access Midstream Long-Term Incentive Plan” and f/k/a the “Chesapeake Midstream Long-Term Incentive Plan”).

On August 10, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 16, 2018, among the Registrant, The Williams Companies, Inc. (“Williams”), SCMS LLC (“Merger Sub”), and WPZ GP LLC, the general partner of the Registrant, Merger Sub, a direct and wholly owned subsidiary of Williams, merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Williams (the “Merger”).

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrant hereby removes from registration any of the securities of the Registrant registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 10, 2018.

WILLIAMS PARTNERS L.P.
By:	WPZ GP LLC, its general partner

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.